EXHIBIT 99.3

FORM OF LETTER OF TRANSMITTAL FOR THE EXCHANGE OFFER

OF LOEWS COMMON STOCK

This Letter of Transmittal relates to the offer by Loews Corporation (“Loews”) to exchange              of a share of common stock, of Lorillard Inc., (“Lorillard”), which is owned by Loews, for each outstanding share of Loews Common Stock up to an aggregate of            shares of Loews Common Stock.

This Letter of Transmittal is to be used by stockholders of Loews if certificates representing shares of Loews Common Stock are to be forwarded herewith. Stockholders whose certificates for shares of Loews Common Stock are not immediately available or who cannot deliver their certificates and all other documents required hereby to the Exchange Agent on or prior to the expiration of this Exchange Offer, or who cannot comply with the book-entry transfer procedures prior to the expiration of this Exchange Offer, may nevertheless tender their shares of Loews Common Stock in accordance with the guaranteed delivery procedures set forth in the section entitled “The Exchange offer—Guaranteed Delivery Procedure” in the Offer to Exchange, dated                    , 2008 (the “Offer to Exchange”).

I/We the undersigned, surrender to you for tendering the share(s) identified on the reverse side. I/We certify that I/We have compiled with all requirements as stated in the instructions on the reverse side, and/or the registered holder(s) of the shares of Loews common stock represented by the enclosed, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

 SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.
If the Taxpayer ID Number printed
above is INCORRECT OR if the ²
space is BLANK write in the

CORRECT number here.

Under penalties of perjury. I certify that

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest on dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

			Signature:	Date

PLACE AN ☒ IN ONE TENDER BOX ONLY
Ž☐ Tender All

Œ	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.		☐ Partial Tender

WHOLE SHARES

X			☐ Odd Lot Preference
Signature of Stockholder	Date	Daytime Telephone #

X
Signature of Stockholder	Date	Daytime Telephone #

Certified Certificate(s) Number

If you cannot produce some or all of your Loews Corporation stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions. Please complete the back if you would like to transfer ownership or request special mailing.

‘ AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW, NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.	Investor ID Number

TOTAL SHARES LOST
Please Fill in Certificate No(s), if known	Number of Shares

Attach separate schedule if needed

By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Loews Corporation, Lorillard, Inc., all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We or myself/ourselves agree that this Affidavit and indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X signed by Affiant (stockholder)		on this (date)
	(Deponent) (Indemnitor) (Heirs Individually)		Month Day Year

Social security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

•	Enter number of share(s) lost X (Cash Rate) $42.27 = $ share value

•

If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000,00, otherwise enter zero (0) on the Surety Premium line below.

•	The surety premium equals 1% (.01) of the share value noted in line 1 above : $ X (1%) or (.01) = $ Surety Premium

3. Add the service fee based on the share value fee guide noted below                            $                     Service Fee

•	If the share value is less than or equal to $250.00. the Service Fee = $50.00

•	If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

•	If the share value is greater than $3,000.00, the Service Fee = $200.00

4. Total amount due (add lines 2 & 3)                                                                               $                  Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

‘		’
Special Issuance Instructions Medallion Guarantee Required		Special Delivery Instructions
To be completed ONLY if shares of Lorillard common stock and a check for cash in lieu of fractional shares of Lorillard common stock payable in this Exchange Offer, if applicable, are to be credited in the name of someone other than the registered holder listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet.

To be completed ONLY if shares of Lorillard Common Stock and a check for cash in lieu of fractional shares of Lorillard Common Stock payable in this exchange offer, if applicable, are to be sent to some-one other than the registered holder listed on the front side of this Letter of Transmittal at an address other than that listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet.

Mail shares and check to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)

(City. State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City. State & Zip Code)

THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT. NEW YORK CITY TIME ON                    , 2008 (THE “EXPIRATION DATE”). UNLESS EXTENDED, SHARES TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

Œ	Sign, date and include your daytime telephone number in this Transmittal Form in Box 1 and, after completing all other applicable sections, return this form and your stock certificates in the enclosed envelope.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

Ž	If you are tendering all your shares, please check this box only.

	If you are tendering some of your shares, please check the box, indicate the number of shares you wish to tender.

	If you are an owner of less than 100 shares of Loews Common Stock and are tendering all your shares, check this box.

‘	If you cannot produce some or all of your Loews Corporation stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon Investor Services LLC. To do so through Mellon’s program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

’	If you want your check for cash to be issued in another name, fill in Box 6, Signature(s) in Box 6 must be medallion guaranteed.

“	Complete Box 7 only if your check for cash is to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE EXCHANGE:

INNISFREE M&A INCORPORATED

Shareholders from the U.S., Canada or Puerto Rico

1-877-717-3925 (Toll Free)

Shareholders from outside the U.S.:

(412) 232-3651 (Collect)

Banks and brokers call:

(212) 750-5833 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By overnight Courier or By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310